UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 19, 2014 (February 17, 2014)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 18, 2014, Rite Aid Corporation (the “Company”) announced that it had signed an expanded distribution agreement with McKesson Corporation (“McKesson”).  The Seventh Amendment, dated as of February 17, 2014 (the “Seventh Amendment”), to the Company’s existing Supply Agreement, dated December 22, 2003 (as previously amended, the “Agreement”), between the Company and McKesson extends the term of the Agreement until March 31, 2019, subject to earlier termination under certain circumstances, and expands the generic prescription drugs to be supplied by McKesson to the Company.

Pursuant to the Agreement, as amended by the Seventh Amendment, the Company will continue to generally be required to purchase from McKesson all of the Company’s requirements for brand name prescription drugs.  In addition, under the expanded Agreement the Company will now be generally required to purchase almost all of its generic prescription drugs from McKesson as part of McKesson’s One Stop proprietary generics program.  McKesson will also continue to supply to the Company other health and beauty care products and the provision of related services.

The press release announcing the signing of the expanded distribution agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

99.1.  Press Release, dated February 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: February 19, 2014	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary